UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2020

HUBSPOT, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36680	20-2632791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 First Street, Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 482-7768

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	HUBS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Agreement.

Convertible Notes and the Indenture

On June 1, 2020, HubSpot, Inc. (the “Company”) priced its private offering of $400.0 million in aggregate principal amount of 0.375% Convertible Senior Notes due 2025 (the “Initial Notes”). On June 2, 2020, the initial purchasers in such offering exercised their option to purchase an additional $60.0 million in aggregate principal amount of the Notes (the “Additional Notes” and together with the Initial Notes, the “Notes”), bringing the total aggregate principal amount of the Notes to $460.0 million. The Notes are the Company’s senior unsecured obligations. The Notes were issued pursuant to an Indenture, dated June 4, 2020 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee. The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.

The Notes will mature on June 1, 2025, unless earlier redeemed, repurchased or converted. The Notes will bear interest from June 4, 2020 at a rate of 0.375% per year payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2020. The Notes will be convertible at the option of the noteholders at any time prior to the close of business on the business day immediately preceding March 1, 2025, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2020 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the business day immediately prior to the redemption date, but only with respect to the Notes called for redemption; and (4) upon the occurrence of specified corporate events. On or after March 1, 2025, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances. Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of the Common Stock or a combination of cash and shares of the Common Stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture. The conversion rate for the Notes will initially be 3.5396 shares of the Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $282.52 per share of the Common Stock. The initial conversion price of the Notes represents a premium of approximately 32.5% to the $213.22 per share last reported sale price of the Common Stock on The New York Stock Exchange on June 1, 2020. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture.

The Company may not redeem the Notes prior to June 5, 2023. The Company may redeem for cash all or any portion of the Notes, at its option, on or after June 5, 2023 and on or prior to the 31st scheduled trading day immediately preceding the maturity date, if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on and including the trading day preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

A copy of the Indenture (including the form of the Note) is attached as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

The net proceeds from the offering of Notes were approximately $450.1 million, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used $50.6 million of the net proceeds from the offering to pay the cost of the Capped Call Transactions (as defined below). The Company intends to use the remainder of the net proceeds from the offering to fund the cash portion of the consideration delivered in connection with the repurchase of a portion of its existing 0.25% Convertible Senior Notes due 2022 (the “2022 Notes”) described below and for working capital and other general corporate purposes, which may include potential acquisitions and strategic transactions. From time to time, the Company evaluates potential acquisitions and strategic transactions of businesses, technologies or products. However, the Company has not designated any specific uses and has no current agreements with respect to any material acquisition or strategic transaction. These intentions are subject to change.

Capped Call Transactions

On June 1, 2020, in connection with the pricing of the Initial Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with the initial purchasers of the Notes or their respective affiliates and other financial institutions (the “Option Counterparties”). On June 2, 2020, in connection with the initial purchasers’ exercise of their option to purchase the Additional Notes, the Company entered into additional privately negotiated capped call transactions with the Option Counterparties (the “Additional Capped Call Transactions,” and together with the Base Capped Call Transactions, the “Capped Call Transactions”). The Capped Call Transactions cover, subject to customary anti-dilution adjustments, the number of shares of the Common Stock that underlie the Notes. The Capped Call Transactions are expected generally to reduce potential dilution to the Common Stock upon conversion of any Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions is initially $426.44 per share, which represents a premium of 100.0% over the last reported sale price of the Common Stock on The New York Stock Exchange of $213.22 per share on June 1, 2020, and is subject to certain adjustments under the terms of the capped call transactions.

The Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The foregoing descriptions of the Capped Call Transactions are qualified in their entirety by the copy of the form of call option transaction confirmation relating to the Capped Call Transactions, which is attached as an exhibit to this report and incorporated herein by reference.

Contemporaneous 2022 Note Repurchases and Unwind of Convertible Note Hedge and Warrant Transactions

Contemporaneously with the pricing of the offering of the Notes, the Company entered into separate and individually negotiated transactions (each a “note repurchase”) with certain holders of the 2022 Notes to exchange approximately $272.1 million aggregate principal amount of the 2022 Notes for an aggregate of approximately $283.0 million in cash and 1.6 million shares of its Common Stock.

The Company expects that holders of 2022 Notes that exchange their 2022 Notes as described above may enter into or unwind various derivatives with respect to the Common Stock (including entering into derivatives with one or more of the initial purchasers of the Notes or their respective affiliates) and/or purchase or sell shares of the Common Stock concurrently with or shortly after the pricing of the Notes. This activity could affect the market price of the Common Stock.

In connection with the issuance of the 2022 Notes, the Company entered into convertible note hedge transactions (the “Existing Convertible Note Hedge Transactions”) with certain financial institutions (the “Existing Counterparties”). The Company also entered into separate warrant transactions (the “Existing Warrant Transactions”) with the Existing Counterparties. In connection with the note repurchases, the Company entered into agreements with the Existing Counterparties to terminate a portion of: (i) the Existing Convertible Note Hedge Transactions in a notional amount corresponding to the principal amount of such 2022 Notes exchanged and (ii) the Existing Warrant Transactions with respect to a number of shares equal to the notional shares underlying such 2022 Notes exchanged. In connection with such terminations and the related unwinding of the existing hedge position of the Existing Counterparties with respect to such transactions, such Existing Counterparties and/or their respective affiliates may sell shares of the Common Stock in secondary market transactions, and/or unwind various derivative transactions with respect to the Common Stock concurrently with or shortly after the pricing of the Notes. In connection with such terminations, the Company received net proceeds from the Existing Counterparties equal to approximately $34.9 million, which it intends to use for general corporate purposes.

The exchange of the 2022 Notes and the unwind of the Existing Convertible Note Hedge Transactions and the Existing Warrant Transactions described above, and the potential related market activities by exchanging holders of the 2022 Notes and the Existing Counterparties, as applicable, could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of the Common Stock, which may affect the trading price of the Notes at that time and the Company cannot predict the magnitude of such market activity or the overall effect it will have on the price of the Notes or its Common Stock.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement pursuant to which the Company sold the Notes to the initial purchasers. The shares of the Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of the Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of the Common Stock.

The Company issued the shares of Common Stock to holders of the 2022 Notes that participated in the note repurchases in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the holders of the 2022 Notes in the exchange agreements pursuant to which the shares of Common Stock were issued.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of June 4, 2020, between HubSpot, Inc., and Wilmington Trust, National Association, as trustee.

4.2	Form of 0.375% Convertible Senior Notes due 2025 (included in Exhibit 4.1).

10.1	Form of Capped Call Transaction Confirmation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HubSpot, Inc.

June 5, 2020	By:	/s/ John Kelleher
	Name:	John Kelleher
	Title:	General Counsel